UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225		20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2023, in accordance with the director retirement policy set forth in the Governance Guidelines of Holly Logistic Services, L.L.C. (the “Company”), the ultimate general partner of Holly Energy Partners, L.P. (the “Partnership”), which requires a director to submit to the Board of Directors of the Company (the “Board”) his or her resignation from the Board on the date on which such director will attain the age of 75, the Board accepted the resignation of James H. Lee from the Board, including from his positions as a member of the Audit Committee and Compensation Committee of the Board, effective as of the earlier of (i) September 1, 2024, being twelve months after Mr. Lee’s submission of resignation to the Board in accordance with the Governance Guidelines of the Company, or (ii) the closing of the merger and the related transactions contemplated by that certain Agreement and Plan of Merger, entered into on August 15, 2023, by and between HF Sinclair Corporation, Navajo Pipeline Co., L.P., Holly Apple Holdings LLC, the Partnership, HEP Logistics Holdings, L.P., the general partner of the Partnership (“HLH”), and the Company, the general partner of HLH.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P., its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C., its General Partner

By:	/s/ Vaishali S. Bhatia
Name:	Vaishali S. Bhatia
Title:	Executive Vice President, General Counsel and Secretary

Date: September 8, 2023